SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 30, 1998

                        DAWSON PRODUCTION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                               0-27732 74-2231546
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)

                         112 E. PECAN STREET, SUITE 1000
                            SAN ANTONIO, TEXAS 78205
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                                 (210) 476-0420
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5.  OTHER EVENTS.

      On July 30, 1998, the Board of Directors (the "Board") of the registrant, Dawson Production Services, Inc. (the "Company") passed the following resolutions amending the bylaws of the corporation.

      First, a new Section 2.13 entitled "Notice of Shareholder Business and Nominations" was added to the Company's Bylaws. The provision creates specific procedural rules for shareholders to nominate individuals for directorships and to propose business to be considered at shareholder meetings.

      Second, Section 2.02 entitled "Special Meetings" was amended to create specific procedural rules for calling special meetings of the shareholders.

      Third, Sections 3.02 and 3.03 were amended to allow the Board to increase by two the number of director's seats on the Board during the period of time between each annual meeting of the shareholders without shareholder approval. The Board may also fill these newly added seats without shareholder approval. Previously, the Board had authority to add only one director's seat without shareholder approval.

      Fourth, Section 7.04 entitled "Consideration for Shares" was amended to allow stock to be paid for with promissory notes or future services. This amendment was prompted by a recent change in the Texas Business Corporations Act.

      In addition, the Board voted pursuant to Section 3.02 of the Bylaws to reduce the number of directors constituting the Board of Directors from nine to eight.

      A copy of the Resolutions Adopted by the Board of Directors of Dawson Production Services, Inc. dated July 30, 1998 is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DAWSON PRODUCTION SERVICES, INC.
                                    (Registrant)




Date: August 5, 1998                By: /s/ P. MARK STARK
                                            P. Mark Stark, Chief
                                             Financial Officer

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                        DAWSON PRODUCTION SERVICES, INC.

                                    Form 8-K

                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION OF EXHIBIT

    99.1 Resolutions Adopted by the Board of Directors of Dawson Production Services, Inc. dated July 30, 1998.